UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2021

ADVAXIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ

(Address, including zip code, of Principal Executive Offices)

(609) 452-9813

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Share Purchase Rights	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on its Current Report on Form 8-K filed on April 10, 2020, Advaxis, Inc. (“Advaxis” or the “Company”) received written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that Advaxis was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price for Advaxis’ common stock had closed below $1.00 per share for the previous 30 consecutive business days (the “bid-price requirement”). As also disclosed on its Current Report on Form 8-K filed on June 25, 2020, Advaxis received a letter (“New Notice”) from the Staff of the Nasdaq on April 17, 2020 indicating that, due to extraordinary market conditions, Nasdaq has tolled the compliance period for the bid-price requirement. In accordance with the April 17, 2020 notice from Nasdaq, Advaxis had until December 21, 2020 to regain compliance with the bid price requirement.

As of December 21, 2020, Advaxis was yet to be in compliance with the bid-price requirement as discussed above. On December 22, 2020, Advaxis received notification from Nasdaq that its application to transfer the listing of its common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market had been approved. Advaxis’s securities were transferred to the Nasdaq Capital Market at the opening of business on December 24, 2020, and it will have an additional 180 days, or until June 21, 2021, to regain compliance with the bid-price requirement.

On June 22, 2021, Advaxis received notification from Nasdaq that the Company had not regained compliance with the bid-price requirement. The notification indicated that the Company’s common stock would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearing Panel (“Panel”). The Company timely requested a hearing and the hearing was held on July 29, 2021.

On August 11, 2021, Advaxis issued a press release announcing that it had received a letter indicating that following the Company’s hearing before the Panel, the Panel determined to grant the Company an extension through November 22, 2021, to evidence compliance with Nasdaq’s $1.00 Minimum Bid Price Rule and complete its previously announced merger transaction (the “Merger”) with Biosight, Ltd. (“Biosight”). Pursuant to the Nasdaq Listing Rules, the combined company will be required to meet all applicable initial listing requirements upon the closing of the merger, including the $4 per share price requirement as disclosed on its Current Report on Form 8-K filed on August 11, 2021.

On November 22, 2021, Advaxis issued a press release announcing that it has received a letter on November 19, 2021 indicating that the Panel had granted an extension to the original November 22, 2021 deadline to demonstrate compliance for Nasdaq listing standards. The extension is subject to the condition that on or before December 20, 2021, Advaxis will have completed its business combination and satisfied all Nasdaq initial listing requirements.

On December 21, 2021, Advaxis received a notification from Nasdaq indicating that, as a result of Advaxis’s previously disclosed noncompliance with Nasdaq Listing Rules 5550(b), Nasdaq has determined to delist Advaxis’s common stock from the Nasdaq Capital Market and, accordingly, will suspend trading in Advaxis’s common stock effective at the open of business on December 23, 2021. Advaxis expects that Nasdaq will also file a Form 25-NSE with the Securities and Exchange Commission to delist Advaxis from the Nasdaq Capital Market.

On December 21, 2021, Advaxis was approved to have its common stock quoted on the OTCQX® Best Market tier of the OTC Markets Group Inc. (the “OTCQX”), an electronic quotation service operated by OTC Markets Group Inc. Advaxis expects that trading of Advaxis’s common stock will commence on OTCQX at the open of business on December 23, 2021 under the trading symbol “ADXS”.

Item 8.01. Other Events.

On December 22, 2021, Advaxis issued a press release announcing that Advaxis was accepted for trading on OTCQX. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated December 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Kenneth A. Berlin
Name:	Kenneth A. Berlin
Title:	President, Chief Executive Officer and Interim Chief Financial Officer

Date: December 22, 2021